Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Adrienne Chance

VP, Communications

SpartanNash

press@spartannash.com

SpartanNash Announces Board Refreshment;

Appoints Three New Independent Directors

Julien Mininberg, Jaymin Patel and Pamela Puryear, Ph.D., Bring Significant Technology, Distribution, Consumer Brand and Human Resources Expertise

GRAND RAPIDS, Mich. – Feb. 7, 2022 – Food solutions company SpartanNash (the “Company”) (Nasdaq: SPTN) today announced that, following a comprehensive board refreshment process, three new independent directors, Julien Mininberg, Jaymin Patel and Pamela Puryear, Ph.D., have been appointed to the Company’s Board of Directors (the “Board”), effective immediately.

“Since last summer, our Board has undertaken a deliberate and thorough refreshment process, with the assistance of a leading executive search firm, to ensure the Board continues to have the right combination of skills, experience and diversity to oversee value creation for shareholders,” said SpartanNash Board of Directors Chairman Douglas Hacker. “This process culminated with the identification of three terrific independent directors in Julien, Jaymin and Pamela, whose complementary skills will help support the Company’s continued growth. These individuals collectively bring valuable experience leading or serving on boards of public companies, along with expertise directly relevant to advancing SpartanNash’s strategic objectives. Julien, CEO of Helen of Troy Corporation, has over 30 years of consumer products experience for multi-national organizations, and Jaymin, executive chairman of Cloud Agronomics Inc. and president and CFO of Clarim Acquisition Corp., has significant transformation expertise, with a financial and technology focused background. Pamela, former EVP and global chief human resources officer for Walgreens Boots Alliance, Inc., is a nationally recognized leader in human resources, with a strong track record of leading culture transformation. We look forward to benefiting from Julien’s, Jaymin’s and Pamela’s insights and leadership.”

“As we continue to execute our strategy, SpartanNash remains focused on our priorities of creating a People First culture, elevating execution, delivering the promise to transform our supply chain, acting on insights to optimize customer and product portfolios, and launching customer-centric, innovative solutions,” said SpartanNash President and CEO Tony Sarsam. “Along with the rest of the Board, I look forward to benefiting from the experience and fresh perspectives Julien, Jaymin and Pamela offer as we work to deliver profitable growth and enhance the value we bring to our shareholders, Associates, customers and other stakeholders.”

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000

Exhibit 99.1

SpartanNash also announced that current Board members Frank Gambino, Yvonne Jackson and Elizabeth Nickels will not be seeking reelection as SpartanNash directors. As a result, following the 2022 annual meeting, the SpartanNash Board will comprise nine directors, eight of whom are independent and five of whom have been appointed in the last four years.

“I would like to thank Frank, Yvonne and Beth for their tremendous contributions and years of service as directors of SpartanNash,” added Hacker. “Each of them has not only provided valuable insights and guidance during their tenure on the Board, but more recently helped to provide stability and continuity throughout the pandemic and as we brought on a new management team to develop and implement a new strategy for the Company. We wish them all the best in their future endeavors.”

New Independent Directors

Julien Mininberg

Mininberg said, “I am excited to join the Board during this pivotal time in the Company’s history. I look forward to leveraging my experience leading businesses, building brands and transforming organizations, as we work together toward achieving a vision in which customers say they can’t live without SpartanNash.”

Mininberg has a 30-year track record of building market-leading multinational brands and organizations, operating expertise and seasoned leadership skills. He currently serves as CEO of Helen of Troy Limited, a global developer, marketer and distributor of consumer products. Prior to assuming that role in 2014, he served as CEO and President of Kaz Inc., a wholly owned subsidiary of Helen of Troy. Before joining Kaz, Mininberg spent 15 years at The Procter & Gamble Company, where he served an equal amount of time in the United States and Latin America in a variety of general management and marketing leadership roles. Mininberg is a Director of Helen of Troy Limited (NASDAQ: HELE). He also currently serves on the Board of Advisors for Yale School of Management, has served as President of its global alumni association Board of Directors, and was recently recognized with Yale Alumni Association’s 2021 Leadership Award.

Jaymin Patel

Patel said, “I am honored to have this opportunity to serve on the Board during this transformative period for SpartanNash. With my supply chain and technology solutions expertise, I am eager to support the Company as it continues to implement its network optimization program and build on its customer-focused innovation.”

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000

Exhibit 99.1

Patel is a proven leader with global operating experience who has consistently driven high performance in gaming, technology platform and supply chain businesses. He is President & CFO of Clarim Acquisition Corp., a special purpose acquisition company. In addition, he is the Executive Chairman of Cloud Agronomics Inc., a leading platform for soil carbon measurement using remote sensing technologies to underpin carbon credit offset markets. From 2015 to 2018, Patel was CEO and Director of Brightstar Corporation, a global wireless device services company owned by SoftBank at the time. For more than two decades, he served in various executive and financial leadership roles at GTECH (now IGT), including as President and CEO of GTECH Corporation, from 2007 to 2015, and as Senior Vice President and CFO of the publicly traded GTECH Holdings Corporation from 2000 to 2006. He currently serves as an independent Director of Bally’s Corporation (NYSE: BALY) and as a Director of Clarim Acquisition Corp. (NASDAQ: CLRM). Patel is also Chairman of the Foundation Board of the Community College of Rhode Island.

Pamela Puryear, Ph.D.

Dr. Puryear said, “It is with great enthusiasm that I join the Board of SpartanNash as the Company continues on its transformation journey. People are the foundation of any strong organization, and I look forward to contributing my expertise in human capital as the Board and management build upon SpartanNash’s People First culture.”

Dr. Puryear has a strong track record of driving value creation through her expertise in human capital management, organizational transformation, innovation and operational excellence. She most recently served as Executive Vice President, Global Chief Human Resources Officer at Walgreens Boots Alliance, Inc., a Fortune 20 global leader in retail pharmacy. Previously, she has served as Senior Vice President, Chief Human Resources Officer at Zimmer Biomet, a leader in musculoskeletal healthcare, where she partnered with the executive team on a successful transformation following the merger of Zimmer and Biomet. Prior to joining Zimmer Biomet, she served as Senior Vice President, Chief Talent Officer at Pfizer Inc., a global pharmaceutical company. She began her career in financial services and later launched an independent organization development consulting practice working with clients in a number of industries, including healthcare, consumer products and insurance. Dr. Puryear was most recently honored as one of the 2021 “Elite 100” from Diversity Woman Magazine. She currently serves as an independent Director of NextGen Healthcare, Inc. (NASDAQ: NXGN), Standard Motor Products Inc. (NYSE: SMP) and Rockley Photonics Holdings Ltd. (NYSE: RKLY).

About SpartanNash

SpartanNash (Nasdaq: SPTN) is a food solutions company that delivers the ingredients for a better life through customer-focused innovation. Its core businesses include distributing grocery products to a diverse group of independent and chain retailers, its corporate-owned retail stores, and U.S. military commissaries and exchanges; as well as operating a premier fresh produce distribution network and the Our Family® brand. SpartanNash serves customer locations in all 50 states and the District of Columbia, Europe, Cuba, Puerto Rico, Honduras, Iraq, Kuwait, Bahrain, Qatar and Djibouti. The company owns 145 supermarkets—primarily under the banners of Family Fare, Martin's Super Markets, D&W Fresh Market, VG's Grocery and Dan's Supermarket—and shares its operational insights to drive solutions for SpartanNash food retail customers. Committed to fostering a People First culture, the SpartanNash family of Associates is 19,000 strong and growing. For more information, visit spartannash.com.

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000

Exhibit 99.1

Important Additional Information and Where to Find It

The Company intends to file a proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company’s shareholders for the Company’s 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Investor Relations” section of our website, www.spartannash.com, or by contacting SpartanNashIR@icrinc.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Certain Information Regarding Participants to the Solicitation

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareholders in connection with matters to be considered at the Company’s 2022 annual meeting of shareholders. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Company’s Proxy Statement on Schedule 14A for its 2021 annual meeting of shareholders, filed with the SEC on April 13, 2021, the Company’s Annual Report on Form 10-K for the year ended January 2, 2021, filed with the SEC on March 3, 2021, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. Changes to the direct or indirect interests of the Company’s directors and executive officers are set forth in SEC filings on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4. These documents are available free of charge as described above. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Company’s Proxy Statement for its 2022 annual meeting of shareholders and other relevant documents to be filed with the SEC, if and when they become available.

###

850 76th Street SW    |    PO Box 8700    |    Grand Rapids, MI 49518-8700    |    Phone: (616) 878-2000